UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 11, 2012

COLONIAL PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Alabama	1-12358	59-7007599
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		Number)
COLONIAL REALTY LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware	0-20707	63-1098468
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

2101 Sixth Avenue North, Suite 750, Birmingham, Alabama 35203
(Address of principal executive offices) (Zip Code)

(205) 250-8700
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 11, 2012, Colonial Realty Limited Partnership (“CRLP”), the operating partnership of Colonial Properties Trust (the “Trust”), entered into a Term Loan Agreement (the "Agreement"), by and among U.S. Bank National Association as administrative agent, U.S. Bank National Association and PNC Capital Markets LLC as joint lead arrangers, PNC Bank, National Association as syndication agent, and certain other financial institutions party thereto as lenders (collectively, the “Lenders”). The Agreement provides for a $150.0 million unsecured term loan (the “Term Loan”), of which CRLP borrowed the full amount at closing. Subject to certain conditions, CRLP has the option to request additional loans of up to $100 million, in the aggregate, under the Term Loan.

Subject to certain exceptions, the Term Loan bears interest at LIBOR plus a margin ranging from 1.10% to 2.05% based on the credit ratings on CRLP's unsecured debt from time to time. CRLP has initially designated the Term Loan as a LIBOR-based loan. Pursuant to two interest rate swaps that became effective upon execution of the Agreement, the interest rate of the Term Loan through maturity was fixed at an all-in initial rate of 2.71%, based on an initial margin of 1.60%. The Term Loan matures on May 11, 2017 and may be prepaid, in whole or in part, at any time.

The Agreement contains various restrictive covenants, including with respect to liens, indebtedness, distributions, mergers and asset sales. The Agreement also limits the percentage of CRLP's total asset value that may be invested in unimproved land, mortgage receivables, unconsolidated joint ventures, residential units for sale and construction. In addition, the Agreement requires that CRLP satisfy certain financial and operational covenants, including:

•	the secured debt to total asset value ratio not exceeding 40% at any time;

•	the fixed charge coverage ratio being not less than 1.50 to 1.00 at any time;

•	the debt to total asset value ratio not exceeding 60% at any time;

•	the unencumbered leverage ratio not exceeding 62.5% at any time;

•
the Trust, CRLP and the subsidiary guarantors owning at least 90% of the total asset value, as adjusted to exclude assets held by unconsolidated affiliates and assets of certain subsidiaries that are precluded from guarantying debt; and

•	a minimum tangible net worth of $1.0 billion.

The Agreement includes certain events of default including, but not limited to, nonpayment of principal, interest, fees or other amounts, failure to perform certain covenants, material misrepresentations, an event of default, acceleration of maturity or required prepayment or repurchase under any other indebtedness in the aggregate greater than or equal to $25.0 million, an event of default under CRLP's unsecured revolving credit facility or other existing senior unsecured term loan, and bankruptcy or other insolvency events. The occurrence of certain events of default relating to bankruptcy would result in the principal, accrued interest and other obligations of CRLP under the Agreement becoming immediately and automatically due and payable. The occurrence of other events of default, following any applicable cure period, would permit the Lenders to, among other things, declare the principal, accrued interest and other obligations of CRLP under the Agreement to be immediately due and payable.

In connection with the Agreement, the Trust entered into a guaranty agreement in favor of the administrative agent, in its capacity as administrative agent for the Lenders (the “Guaranty Agreement”), pursuant to which the Trust unconditionally agreed to guarantee all of the obligations of CRLP under the Agreement. The obligations of CRLP under the Agreement also will be unconditionally guaranteed, jointly and severally, by any subsidiary of CRLP to the extent such subsidiary becomes a material subsidiary, as defined in the Agreement.

The proceeds from the Term Loan were used to repay a portion of the outstanding borrowings under CRLP's unsecured revolving credit facility.

A copy of the Agreement and a copy of the Guaranty Agreement are attached as Exhibits 10.1 and 10.2, respectively, to this current report on Form 8-K and are incorporated by reference herein. The foregoing descriptions of the Agreement and the Guaranty Agreement are qualified in their entirety by reference to Exhibits 10.1 and 10.2, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this current report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1
Term Loan Arrangement, dated as of May 11, 2012, by and among Colonial Realty Limited Partnership, U.S. Bank National Association and PNC Capital Markets LLC as joint lead arrangers, and other agents and lenders party thereto

10.2	Guaranty, dated as of May 11, 2012, by Colonial Properties Trust in favor of the agent and the lenders party to the Term Loan Agreement, dated as of May 11, 2012

***

This Current Report on Form 8-K is being filed or furnished, as applicable, on behalf of Colonial Properties Trust ("CLP") and Colonial Realty Limited Partnership ("CRLP") to the extent applicable to either or both registrants. Certain of the events disclosed in the items covered by this Current Report on Form 8-K may apply to CLP only, CRLP only or both CLP and CRLP, as applicable.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this Current Report on Form 8-K may constitute, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the company's actual results, performance, achievements or transactions to be materially different from the results, performance, achievements or transactions expressed or implied by the forward-looking statements. Factors that impact such forward looking statements include, among others, changes in national, regional and local economic conditions, which may be negatively impacted by concerns about inflation, deflation, government deficits (including the European sovereign debt crisis), high unemployment rates, decreased consumer confidence and liquidity concerns, particularly in markets in which we have a high concentration of properties; exposure, as a multifamily focused REIT, to risks inherent in investments in a single industry; ability to obtain financing at favorable rates, if at all; performance of affiliates or companies in which the company has made investments; changes in operating costs; higher than expected construction costs; uncertainties associated with the timing and amount of real estate disposition and the resulting gains/losses associated with such dispositions; legislative or regulatory decisions; CLP's ability to continue to maintain its status as a REIT for federal income tax purposes; price volatility, dislocations and liquidity disruptions in the financial markets and the resulting impact on availability of financing; the effect of any rating agency action on the cost and availability of new debt financings; level and volatility of interest rates or capital market conditions; effect of any terrorist activity or other heightened geopolitical crisis; or other factors affecting the real estate industry generally.

Except as otherwise required by the federal securities laws, CLP and CRLP assume no responsibility to update the information in this Current Report on Form 8-K.

CLP and CRLP refer you to the documents filed by the company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the Annual Report of CLP and CRLP on Form 10-K for the year ended December 31, 2011, as may be updated or supplemented in CLP's and CRLP's Form 10-Q filings, which discuss these and other factors that could adversely affect the company's results.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL PROPERTIES TRUST

May 16, 2012	By:	/s/ C. Reynolds Thompson, III
C. Reynolds Thompson, III
Chief Financial Officer

COLONIAL REALTY LIMITED PARTNERSHIP

By: Colonial Properties Trust, its general partner

May 16, 2012	By:	/s/ C. Reynolds Thompson, III
C. Reynolds Thompson, III
Chief Financial Officer

EXHIBIT INDEX

Exhibit         Description

10.1
Term Loan Agreement, dated as of May 11, 2012, by and among Colonial Realty Limited Partnership, U.S. Bank National Association and PNC Capital Markets LLC as joint lead arrangers, and the other agents and lenders party thereto

10.2	Guaranty, dated as of May 11, 2012, by Colonial Properties Trust in favor of the agent and the lenders party to the Term Loan Agreement, dated as of May 11, 2012